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                                                                    EXHIBIT 99.2



FOR IMMEDIATE RELEASE


                                 CONTACT INFORMATION
Investor Relations                  Media Relations
Muriel Lange                        Nyssa Tussing
Director of Investor Relations      Vice President, Corporate Communications
215-315-3367                        215-315-3710
Mlange@verticalnet.com              ntussing@verticalnet.com


 VERTICALNET DEFINES STRATEGY TO FOCUS ON CREATION OF PRIVATE MARKETPLACES THAT
                      CONNECT TO ENABLED SUPPLIER NETWORKS


              UNIFIED ORGANIZATION POISED TO SOLVE B2B E-COMMERCE'S
                         MOST CRITICAL UNSOLVED DILEMMA

HORSHAM, PA - April 26, 2001 - VerticalNet, Inc. (Nasdaq: VERT), the Internet's leading e-business enabler, today laid out its strategic roadmap for becoming a leader in the creation of private marketplaces that connect large buyers to networks of enabled suppliers. This coincides with the Company's announcement today of a new strategic agreement with Microsoft that directs significant resources towards the development of an enhanced set of VerticalNet's supplier enablement product offerings, along with a marketing development fund designed to create broad based support for VerticalNet's software solutions in the marketplace. In an action designed to keep the Company and its resources efficiently focused on attaining this vision, effective today, VerticalNet consolidated its two divisions into a single operating unit and made key management appointments to support the Company's future direction.


"Over the last five years, VerticalNet has developed a set of powerful technologies that have laid the foundation for our current vision," stated Mike Hagan, President and CEO of VerticalNet. "With our leading position in collaborative commerce infrastructure, distributed content management applications, our proven marketplace software, and our continued development of supplier-enabling commerce solutions, we have an enviable position to exploit what has been a relatively untapped opportunity. We are now deploying these technologies to build powerful private marketplace solutions that fully leverage our growing base of over 20,000 industrial suppliers. By reshaping our Microsoft relationship to broaden our extended enterprise footprint and restructuring the company in line with achieving that goal, we can focus our attention on enterprise solutions that fully leverage connections into enabled supplier networks."


By leveraging its current assets - core e-commerce software, collaborative commerce infrastructure technology and a large supplier base - VerticalNet plans to deliver its aggregated supplier base as a network to be linked to its existing 59 public marketplaces, as well as to large enterprise buyers and other buyer aggregated environments such as consortia, through one integrated platform. By aggregating and creating a network of suppliers, VerticalNet believes it can offer a more efficient method for connecting large numbers of suppliers directly to sources of demand while providing a cost-effective way for buyers to access suppliers at all tiers of the value chain. This solution addresses one of the looming and unaddressed pain points in accelerating adoption of Internet commerce - specifically the problem of cost effectively linking a broad supplier base to an enterprise buyer.
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VerticalNet's vision builds on its heritage and core technology assets to capitalize on enterprises' needs for supplier enablement, a market that has been largely ignored by buy-side and e-marketplace vendors. Unlike other B2B e-commerce software providers who primarily focus on buyers' needs with little regard for providing added value to supplier communities, VerticalNet has proven expertise in aggregating and in providing value to suppliers. VerticalNet's solutions provide the content management software, the collaborative infrastructure, and the e-business growth opportunities that are expected to substantially increase the value suppliers gain by participating in enabled supplier networks.


SOLUTIONS THAT RESPOND TO BOTH BUYER AND SUPPLIER NEEDS


VerticalNet's marketplace solutions are being developed to enable partners throughout both supply and distribution chains to solve complex problems in a shared environment. The Company expects that these solutions will offer tremendous value to the extended enterprise by providing cost effective connections to reach the numerous suppliers not yet linked by current systems, and by reducing the cost and complexity required to respond to multiple customer requests to link to their private trading exchanges. In addition, VerticalNet technology is expected to provide enterprises and consortia with solutions that go beyond private trading exchange functionality to link directly into enabled supplier networks, allow for efficient access to a broad base of suppliers, and provide structured content management tools to allow for the integration of disparate supplier data into integrated buyer applications.


In a shift in strategic focus, VerticalNet will migrate from a closed demand model, where buyers enter marketplaces through its 59 vertical communities, to an open demand model where VerticalNet will link its enabled supplier network to diverse sources of demand including public marketplaces and extended enterprise networks. By empowering these suppliers with deeper sell-side applications, and by broadly opening up access to this base of suppliers, VerticalNet believes it is positioned to provide significantly greater value to its large and growing network of suppliers through increased opportunities for top-line growth.


MICROSOFT AGREEMENT

In conjunction with its refined focus, VerticalNet has announced a new strategic partnership with Microsoft that VerticalNet believes will accelerate its leadership position by directing significant resources toward the placement of an enhanced set of VerticalNet's hosted supplier enablement product offerings, while continuing to support the Microsoft technology platform for its offerings to small and medium sized businesses. Under terms of the new agreement, which replaces the storefront distribution alliance launched in April of 2000 and all financial commitments associated therewith, Microsoft will fund $40.0 million to VerticalNet to create a richer set of enablement solutions, secure the adoption of the enhanced product set within its targeted supplier base, and promote Microsoft's technology platform as the enablement backbone for small and medium-sized businesses.


Also, under the new partnership, both companies have agreed to enter into an additional agreement under which they will each deploy an additional $10.0 million in funds towards the development of products and services and marketing initiatives.


"The change in the agreement will enable VerticalNet to focus away from mass placement of basic public marketplace access tools such as storefronts, and drive quickly toward a broader set of deeper supplier enablement products, while continuing to provide us with a visible forward revenue stream during our transition," stated Hagan.

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ORGANIZATIONAL STRUCTURE


VerticalNet has restructured its organization, core assets and management team to better take advantage of future opportunities. VerticalNet believes that this restructuring will enable it to continue to drive operational efficiencies and meet its profitability goals, while capturing greater market share in an accelerated and well-managed capacity.

"Mike's leadership is having a positive impact, as we all expected it would," said VerticalNet Chairman Mark Walsh. "The coordination of the company around a single set of products, and our excitement at remaining focused on what we do is motivational to all of us who work at VerticalNet."

As part of the new organizational structure, Hagan will be assisted in implementing his vision for the company by the following key appointments within the new VerticalNet management structure:


PATRICIA HUME, CHIEF MARKETING OFFICER


A 20+ year veteran of IBM and Lotus, former VerticalNet Markets President Pat Hume brings proven software development, sales and marketing experience, a record of executional excellence and an in-depth understanding of VerticalNet's core businesses, to the role of creating broad based market interest in and knowledge of the VerticalNet suite of products. While at Lotus, Pat managed the Company's global indirect sales and marketing efforts, directed strategic alliances, built reseller channels for software sales, and managed software development.


DAVID KOSTMAN, CHIEF OPERATING OFFICER


A former managing director at Lehman Brothers' Investment Banking Division, David Kostman was head of Lehman's B2B Internet Group and closely involved in VerticalNet's capital raising and M&A activities since 1998. David joined the Company in June 2000 as President of VerticalNet International, overseeing the Company's international strategy, operations and joint ventures, in addition to being heavily involved in the operations of the Company and in a variety of corporate development activities. In his role as COO of VerticalNet, David will help the Company achieve its revenue and cost targets by overseeing and coordinating the day-to-day activities of the different functions and global operations. David will also continue to serve as President, VerticalNet International.


CHRIS LARSEN, EVP OF GLOBAL FIELD OPERATIONS

As the former President of SAP America and through his leadership positions at software companies ranging from MSA. to Datalogix, Inc., Chris Larsen brings extensive go-to-market strategy development, sales, and alliance building expertise to his role driving widespread marketplace adoption of VerticalNet software solutions. Chris joins VerticalNet with twenty years of prior software and technology experience. While at SAP America, Chris managed daily the Company's multi-billion P&L with over 2,000 employees while driving the go-to-market strategy development and execution of the U.S. subsidiary as it evolved from a product orientation to a more customer focused solutions-oriented design.

VENKAT RAJU, SENIOR VP, PRODUCT MANAGEMENT & ENGINEERING

Venkat Raju brings 18 years of prior engineering and technology experience to his role in leading the development and implementation of the Company's core product and technology strategy. Before joining VerticalNet, Venkat co-founded BrightSage, an e-commerce company, and was the CTO of EthnicGrocer.com. In addition, Venkat is a Wall Street veteran and has held executive-level positions in several well-respected financial institutions, including Merrill Lynch Direct Markets, Morgan
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Stanley, and Bankers Trust and technology positions in companies, including
S.W.I.F.T & DEC. He has wide e-business experience and has developed extended enterprise models and integration with several ECNs.

DWAYNE SPRADLIN, SENIOR VP, BUSINESS DEVELOPMENT AND STRATEGIC ALLIANCES

A veteran of PricewaterhouseCoopers where his responsibilities included strategic technology consulting, large-scale systems integration, and e-business strategy and solutions delivery with clients including Compaq Computer, Intel, and United Airlines, Dwayne Spradlin will lead VerticalNet's team to accelerate corporate growth by developing new business opportunities, moving the Company into new strategic markets, and developing technology, consulting, and channel relationships to provide value for key VerticalNet customers and partners.


"I am pleased to see our executive team grow even stronger, and that our ability to attract top tier talent is consistent with our bullish vision for long-term growth. I look forward to working alongside this team of exceptional leaders in delivering on that vision, and am confident that under the new structure we've aligned the best people to lead the key operational functions of the business," said Hagan.


As a result of the organizational consolidation, reductions in force will be implemented across the Company resulting in a decrease of approximately 25 percent of the Company's full time workforce. The Company expects to continue to hire senior sales and technology professionals specifically trained to deliver upon the Company's supplier enablement mandate.


In addition to consolidating resources in line with its strategic direction and operational goals, the Company expects these initiatives to generate savings of approximately $25 to $27million on an annualized basis and expects them to result in a one-time charge of approximately $5 to $7 million, or approximately $0.05 to $0.07 cents per share, in the second quarter of 2001.


ABOUT VERTICALNET, INC.

VerticalNet, Inc. (Nasdaq: VERT) is the Internet's leading e-business enabler. It provides suppliers and buyers with robust software solutions and Web-based commerce services. Through its creation of private marketplaces that connect large buyers to networks of enabled suppliers, and its development of e-commerce tools for small and medium-sized suppliers, the Company provides businesses with an integrated e-commerce platform to effectively drive their improved performance. Founded in 1995, VerticalNet, Inc. is an innovator in business-to-business solutions. For more information about VerticalNet, Inc., please visit www.verticalnet.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements relating to: (i) VerticalNet's vision, strategy and business model; (ii) VerticalNet's plan to become a leader in the creation of private marketplaces that connect large buyers to networks of enabled suppliers; (iii) the anticipated benefits and results of the new agreement between VerticalNet and Microsoft; (iv) Microsoft and VerticalNet's future performance under their new agreement; (v) the anticipated benefits and results of VerticalNet's organizational restructuring, key management appointments and reductions in force, including the expected annual savings therefrom and resultant one-time charge in the second quarter of 2001; (vi) VerticalNet's plan to deploy its technologies to build powerful marketplace solutions that leverage its supplier network base;
(vii)VerticalNet's plan to deliver its aggregated supplier base as a network to be linked to its existing public marketplaces, large enterprise buyers and other buyer aggregated environments though one integrated platform; (viii) VerticalNet's belief that it can offer a more efficient method for connecting a large number of suppliers directly to sources of demand while providing a cost-
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effective way or buyers to access suppliers at all tiers of the value chain; (ix) VerticalNet's ability to solve the problem of cost effectively linking a broad supplier base to an enterprise buyer; (x) VerticalNet's expectation that its solutions will substantially increase the value suppliers gain by participating in enabled supplier networks; (xi) the expected benefits from the technology and solutions that VerticalNet is developing and offering;
(xii) VerticalNet's ability to migrate form a closed demand model to an open demand model; (xiii) VerticalNet's belief that, by empowering suppliers with deeper sell-side applications, it is positioned to provide significantly greater value to its network of suppliers through increased opportunities for top-line growth; and (xiv) statements that are preceded by, followed by or include the words "will," "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, VerticalNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, among other things, general economic and market conditions, the slowing spending environment for advertising and IT sales, volatility in VerticalNet's stock price, VerticalNet's limited operating history, the early stage of the Web as an advertising and commerce medium, dependence on VerticalNet's relationships with Microsoft, Converge and other strategic and joint venture partners, foreign government regulations, including regulations relating to the Internet, rapid technological and market changes, and VerticalNet's dependence on advertising revenues and on third parties for technology, content and distribution, as well as those factors set forth in VerticalNet's Annual Report on Form 10-K for the period ended December 31, 2000, which has been filed with the SEC. VerticalNet is making these statements as of April 26, 2001 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.
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